 UNITED STATES
SECURITIES AND  EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 1, 2014

LIVEWIRE ERGOGENICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54588	26-1212244
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24845 Corbit Place, Yorba Linda, CA 92887
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (714) 940-0155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01-Other Events.

Pursuant to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 20, 2014, the Company reported that “on May 13, 2014 the Company completed the acquisition of a majority stake of Apple Rush Company, Inc., pursuant to a Memorandum of Understanding which the Company had disclosed on Form 8-K filed on March 10, 2014”. Due to the complicated and difficult nature of the due diligence and other requirements to complete the transaction, the parties to the agreements have agreed to postpone the closing of the transaction.  The Company believes the closing will occur on or about August 31, 2014. The Company believes that because the closing of the transaction has been delayed, the requirement to consolidate any financial information of Apple Rush and to present historical audited financial statements of Apple Rush has not been met as of the date of this filing.

Item 9.01-Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are attached hereto:

Exhibit No.	Description

99.1	Letter Agreement of Amendment to Stock and Trademark Purchase and Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE ERGOGENICS, INC

Date: August 14, 2014	By:	/s/ Bill Hodson
Bill Hodson
Chief Executive Officer

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